SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                               Amendment Number 2

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                          Date of Report: July 16, 1997




                         WESTERN MICRO TECHNOLOGY, INC.
          ----------------------------------------------------------
            (Exact name of registrant as specified in its charter)




          California                  0-11560                 94-2414428
 ----------------------------       ------------         ----------------------
 (State or Other Jurisdiction       (Commission            (I.R.S. Employer
       of Incorporation)            File Number)         Identification Number)




   254 East Hacienda Avenue, Campbell, CA                         95008
 -----------------------------------------                  ----------------
 (Address of principal executive offices)                      (Zip Code)



                                 (408) 379-0177
                        -------------------------------
                        (Registrant's telephone number,
                              including area code)

Item 5.      Other Events.
             ------------

          On June 4, 1997, Western Micro Technology, Inc. (the "Company") issued the press release attached hereto as Exhibit 99.1 and incorporated by reference. The press release related to the Company's announcement that it had signed a definitive stock purchase agreement (the "Purchase Agreement") attached hereto as Exhibit 2.1* to acquire the mid-range computer systems distribution business ("Star") of Star Management Services, Inc. (the "Star Acquisition"). Star Management Services is a holding company for a family of companies, including Star Data Systems, Inc. dba Sirius Computer Solutions ("Sirius Computer"), a value-added distributor for high technology mid-range solutions in the IBM AS/400 and RS/6000 systems market. Sirius Computer also sells directly to end-user customers as an Industry Remarketer ("IR") for IBM (the "Sirius End-user Business"). Prior to the closing of the Star Acquisition, Star Management Services will spin-off the Sirius End-user Business as a separate unaffiliated company. As used in this Report, "Star" refers to the business of Star Management Services following the spin-off of the Sirius End-user Business.

         For its fiscal year ended October 31, 1996, Star had total revenue and EBITDA of approximately $76.5 million and $5.8 million, respectively. Management believes that Star is the fifth largest distributor of all IBM mid-range systems in the United States and the second largest distributor of IBM's AS/400 product line. Star is also one of IBM's largest remarketers of refurbished mid-range computer systems. Star's operations primarily serve markets in the Southwest, the South, the Midwest and the East Coast.

         For the fiscal year ended October 31, 1996, the Sirius End-user Business had net sales revenue and EBITDA of approximately $44.1 million and $1.0 million, respectively. In connection with the Star Acquisition, the Company will enter into an Industry Remarketer Affiliate ("IRA") Agreement with the Sirius End-user Business (the "IRA Agreement"), pursuant to which the Company would become the exclusive supplier of IBM products to the Sirius End-user Business.

         The following tables set forth selected unaudited pro forma combined financial information of the Company and Star for the fiscal year ended December 31, 1996 and the three-month period ended March 31, 1997, and at March 31, 1997. The unaudited pro forma information is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Star Acquisition had been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position. The parties intend that the Star Acquisition will be accounted for as a purchase in accordance with Accounting Principles Board Opinion Number 16. For pro forma purposes, the Star financial data covers the approximate comparable financial reporting periods used by the Company (see footnote (1) below).


Unaudited Pro Forma Statement of Operations Data


                                     Year Ended December 31, 1996 (1)                Quarter Ended March 31, 1997 (1)
                               ---------------------------------------------    ---------------------------------------------
                                Western                Pro Forma   Pro Forma    Western                Pro Forma    Pro Forma
                                 Micro      Star      Adjustments  Combined      Micro       Star     Adjustments   Combined
                               --------    -------    -----------  ---------    -------    --------   ------------  ---------
                                                            (in thousands, except per share data)

Net sales(A)................   $131,697    $76,495    $   --       $208,192     $35,950     $25,211      $   --      $61,161
Cost of goods sold..........    114,389     66,383        --        180,772      29,981      22,267          --       52,248
                               --------    -------    ------       --------     -------     -------                  -------
Gross profit................     17,308     10,112        --         27,420       5,969       2,944          --        8,913

Selling, general and
    administrative expenses,
    including amortization..     14,123      7,217     2,459 (2)     20,487       4,894       1,531         615 (2)    6,790
                                                      (2,312)(3)                                           (250)(4)
                                                      (1,000)(4)
                               --------    -------    ------       --------     -------     -------                  -------
Operating income............      3,185      2,895       853          6,933       1,075       1,413        (365)       2,123
                               --------    -------    ------       --------     -------     -------                  -------

Interest expense............        978         81     4,256 (5)      5,315         432          --       1,064 (5)    1,496
Other expense (income)......      (407)         --        --           (407)        (91)         --          --          (91)
Income tax expense..........        276        963      (429)(6)        810         191         565        (469)(6)      287


Net income(B)...............     $2,338     $1,851   $(2,975)        $1,214      $  543      $  848      $ (960)      $  431
                                  =====      =====    ======          =====       =====       =====       =====        =====


Net income per share:(C)
   --  Primary..............       0.52         --        --           0.24        0.11          --          --         0.08
   --  Fully diluted........       0.50         --        --           0.23        0.11          --          --         0.08

Number of shares used in per
   share calculations:
   --  Primary..............      4,510         --        511 (7)     5,020       4,977          --         511 (7)    5,488
   --  Fully diluted........      4,663         --        511         5,174       4,977          --         511        5,488

----------

(1) For purposes of the pro forma combined data, Star's financial data for its fiscal year ended October 31, 1996 and its fiscal quarter ended
       January 31, 1997 have been combined with the Company's financial data for the fiscal year ended December 31, 1996 and the quarter ended March 31, 1997, respectively.
(2) Increase in amortization of goodwill and other intangibles associated with the Star Acquisition.
(3)    Reduction in Star's executive compensation to reflect Star Acquisition.
(4) Cost reductions as a result of consolidation of certain facilities and elimination of duplicate back-office functions.
(5) Increase in interest expense associated with the proposed Loan Financing and $13 million original principal amount of notes proposed to be issued to the selling stockholders in the Star Acquisition (the "Seller Notes").
(6) Tax adjustment to reflect 40% overall tax rate applicable to pro forma results.
(7)    Issuance of restricted Common Stock as consideration in proposed Star
       Acquisition.
(A) If the IRA Agreement had been entered into as of the beginning of the periods indicated, the Company believes that the pro forma combined net sales of the Company for the year ended December 31, 1996 and the quarter ended March 31, 1997 would have been approximately $246,914,000 and $69,798,000, respectively.
(B) If the IRA Agreement had been entered into as of the beginning of the periods indicated, the Company believes that the pro forma combined net income of the Company for the year ended December 31, 1996 and the quarter ended March 31, 1997 would have been approximately $2,230,000 and $649,000, respectively.
(C) If the IRA Agreement had been entered into as of the beginning of the periods indicated, the Company believes that the pro forma combined net income per share of the Company would have been, for the year ended
       December 31, 1996, approximately $.44 (Primary) and $.43 (Fully Diluted) and, for the quarter ended March 31, 1997, approximately $.12 (Primary) and $.12 (Fully Diluted).

                                       -3-


Unaudited Pro Forma Balance Sheet Data at March 31, 1997(1)

                                                 Western                       Pro Forma     Pro Forma
                                                  Micro           Star        Adjustments     Combined
                                                 -------         ------       -----------     --------


Working Capital............................        8,126          4,340        (5,666)(2)        6,800

Net trade accounts receivable..............       27,404         10,324          (667)(3)       37,061
Inventories................................       19,867          4,289          (333)(4)       23,823
Total assets...............................       63,682         19,340        45,568 (5)      128,590
Capital lease obligations/long-term debt...          510             --        43,016 (6)       43,526
Shareholders' equity.......................       18,595          5,116           502 (7)       24,213

----------

(1) For purposes of the pro forma combined data, Star's financial data at January 31, 1997 have been combined with the Company's financial data at March 31, 1997.
(2) Net reduction in tangible assets of $2,616 (for Net Assets equal to $2,500 at closing), increase in accounts receivable and inventory reserves estimated at $1,000 and increase of $2,050 in accrued expenses to reflect Star Acquisition transaction costs.
(3)    Estimated increase in accounts receivable reserves.
(4)    Estimated increase in inventory reserves.
(5) Increase in goodwill and other intangibles net of $1.0 million increase in specific balance sheet reserves and a $2.6 million reduction in current assets to reflect net assets of $2.5 million at closing.
(6) Reflects the proposed Loan Financing in the amount of $30.0 million and $13.0 million in proposed Seller Notes.
(7)    Reflects write-off of prior equity,
       acquisition of net assets of $2.5 million at closing, and issuance of 510,714 shares of Common Stock at closing.

         The foregoing unaudited pro forma combined financial data do not include any pro forma adjustments which reflect the potential effect of (i) the sales revenues and other operating results that would have occurred if the IRA Agreement had been entered into as of the beginning of the periods indicated (except as described in footnotes (A), (B) and (C) to the statement of operations data), (ii) any efficiencies which may result from combining the Company's and Star's operations (other than $1.0 million attributable to facilities consolidation and elimination of duplicate back-office functions) or
(iii) the costs of restructuring, integrating or consolidating such operations. Certain statements in this Report concerning the Star Acquisition, including descriptions of the Star Acquisition and pro forma financial information, are forward-looking statements that involve risks and uncertainties. There can be no assurance that the Star Acquisition will have the desired benefits or that it will not have an adverse effect on the Company's business, financial condition or results of operations. Actual results could differ materially from those discussed herein.

         The respective obligations of the Company and Star Management Services to consummate the Star Acquisition are subject to the satisfaction of various conditions set forth in the Purchase Agreement, including, among other things:
(i) the Company obtaining at least $30 million of additional loan or other debt financing pursuant to loan terms that do not require repayment of principal during the first two years of the loan (the "Loan Financing"); (ii) the Company obtaining the consent of IBM Credit Corporation ("ICC") to the Loan Financing or the refinancing by the Company of its existing indebtedness to ICC; (iii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"); (iv) completion of the spin-off by Sirius Computer of the Sirius End-user Business;
(v) receipt of all applicable regulatory approvals; (vi) the absence of any order prohibiting consummation of the Star Acquisition;

(vii) the representations and warranties of the Company and Star Management Services set forth in the Purchase Agreement remaining true and correct in all material respects as of the closing of the Star Acquisition; (viii) the Company and Star Management Services having performed in all material respects each of their respective obligations required to be performed at or prior to the closing of the Star Acquisition; and (ix) the satisfaction or waiver of certain additional conditions. Although the Company has engaged a placement agent to arrange for placement of the Loan Financing with qualified lenders, there can be no assurance that the Company will be able to obtain the Loan Financing on commercially reasonable terms or at all. In addition, there can be no assurance that the Company and Star Management Services will be able to satisfy in a timely manner any of the other conditions precedent to closing the Star Acquisition.

         The Purchase Agreement may be terminated at any time by mutual agreement of the parties. The Purchase Agreement may also be terminated by either party if (i) there is a material breach of the Purchase Agreement by the other party which has not been cured or waived prior to the closing date thereunder, or (ii) the Star Acquisition has not been consummated on or before July 31, 1997 through no fault of either party. In the event the Purchase Agreement is terminated for any reason or if the parties fail to satisfy or waive all of the conditions set forth therein, the Star Acquisition will not be completed and the Company will not obtain the growth in revenues, operating leverage and cross-selling opportunities anticipated to result from the Company's business combination with Star. In addition, the failure of the Company to acquire Star will substantially increase the Company's need to pursue other acquisitions as a means of achieving growth and preserving its ability to compete effectively in the marketplace, may jeopardize the Company's ability to maintain most favorable volume discount status with IBM, and may otherwise materially adversely affect the Company's business, financial condition and results of operations.

         In the event the Purchase Agreement is terminated by any party as a result of the breach of or failure to satisfy a condition to closing under the Purchase Agreement, the party which has failed to satisfy its conditions to closing will be required to pay the other party a break-up fee of $500,000. Among other things, the Company's inability to obtain the Loan Financing in a timely manner would result, subject to certain exceptions, in the Company's obligation to pay such a break-up fee.

         In the event the Star Acquisition is completed, the Company's ability to achieve the anticipated benefits thereof will depend in part upon whether the integration of the businesses of the Company and Star is accomplished in an efficient and effective manner. The combination of the two businesses will require, among other things, integration of the Company's and Star's respective management and sales personnel, coordination of their sales and marketing efforts, conversion of Star's computer system (including inventory, order entry and financial reporting) to the Company's system, and integration of the businesses' products and physical facilities. Among other things, following the Star Acquisition, substantially all of the Company's sales and marketing operations for IBM products will be relocated to Star's current facilities in San Antonio, Texas and will thereafter be managed primarily by former Star personnel. There can be no assurance that such coordination and integration will be accomplished smoothly or successfully. The difficulties of such integration may be increased by the necessity of coordinating geographically separated organizations. The integration of certain operations following the Star Acquisition will require the dedication of management resources which may temporarily distract attention from the day-to-day business of the combined company. The inability of management to integrate the operations of the two businesses successfully could have a material adverse effect on the business and the results of operations of the Company. In addition, as commonly occurs with mergers and acquisitions of companies in the technology sector, during the pre-acquisition and integration phases, aggressive competitors may undertake formal initiatives to attract customers and to recruit key employees through various incentives. There can be no assurance that the announcement of the Star Acquisition or the consummation thereof will not materially adversely affect the selling and buying patterns of manufacturers and present and potential customers of the Company and Star Management Services.

         When used in this Report, the words "estimate," "project," "intend" and "expect" and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly release updates or revisions to these statements.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

         (a)   Exhibits.

                 2.1* Stock Purchase Agreement dated June 4, 1997 by and among Western Micro Technology, Inc., Star Management Services, Inc., Harvey E. Najim and Carlton Joseph Mertens II. Schedules to this Agreement omitted from this report will be furnished to the Securities and Exchange Commission upon request.

                 99.1+      Press Release dated June 4, 1997.

--------------------

* Confidential Treatment requested pursuant to a request for confidential treatment filed with the Commission on July 16, 1997. The portions of the exhibit for which confidential treatment has been requested have been omitted from the exhibit. The omitted information has been filed separately with the Commission as part of the confidential treatment request.

+        Previously filed.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated:  July 16, 1997

                                         WESTERN MICRO TECHNOLOGY, INC.



                                         By         /s/ P. Scott Munro
                                            -----------------------------------
                                                        P. Scott Munro
                                                  President, Chief Executive
                                                    Officer and Secretary

                                  EXHIBIT INDEX
                                  -------------


      Exhibit No.                       Description
      -----------                       -----------

         2.1* Stock Purchase Agreement dated June 4, 1997 by and among Western Micro Technology, Inc., Star Management Services, Inc., Harvey E. Najim and Carlton Joseph Mertens II. Schedules to this Agreement omitted from this report will be furnished to the Securities and Exchange Commission upon request.

         99.1+            Press Release dated June 4, 1997.


--------------------

* Confidential Treatment requested pursuant to a request for confidential treatment filed with the Commission on July 16, 1997. The portions of the exhibit for which confidential treatment has been requested have been omitted from the exhibit. The omitted information has been filed separately with the Commission as part of the confidential treatment request.

+        Previously filed.